EXHIBIT 11.1

                        DAWSON PRODUCTION SERVICES, INC.
                         EARNINGS PER SHARE COMPUTATIONS


                                                    THREE MONTHS ENDED JUNE 30,
                                                    ---------------------------
                                                          1997       1998
                                                        -------    -------
Basic Earnings Per Share
Net Income ............................................. $ 1,876    $ 1,087
                                                         -------    -------
Shares used in earnings per share computattion .........  11,126     11,099
                                                         -------    -------
Earnings per share ..................................... $  0.17    $  0.10
                                                         -------    -------

Diluted Earnings Per Share
Net Income ............................................. $ 1,876    $ 1,087
                                                         -------    -------
Shares used in earnings per share computation ..........  11,245     11,235
                                                         -------    -------
Earnings per share ..................................... $  0.17    $  0.10
                                                         -------    -------


     COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
                    COMPUTATIONS-BASIC

Weighted average outstanding common shares .............  11,126     11,099
                                                         -------    -------

     COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
                   COMPUTATIONS-DILUTED

Weighted average outstanding common shares .............  11,126     11,099
Effect of dilutive securities-stock options ............     119        136
                                                         -------    -------
Shares used in earnings per share computation ..........  11,245     11,235
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